UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed  by  the  Registrant                            [ ]
Filed  by  a  Party  other  than  the  Registrant     [x]

Check  the  appropriate  box:

[ ]     Preliminary  Proxy  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive  Proxy  Statement
[x]     Definitive  Additional  Materials
[ ]     Soliciting  Material  Under  Rule  14a-12

                              EQUIDYNE CORPORATION
                (Name of Registrant as Specified in its Charter)

                                MFC BANCORP LTD.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  appropriate  box):

[x]     No  fee  required.
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        0-11.
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               applies:
        2) Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        4)     Proposed  maximum  aggregate  value  of  transaction:
        5)     Total  fee  paid:

[ ]     Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its
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        3)     Filing  Party:
        4)     Date  Filed:

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                                                  [GRAPHIC  OMITED]

                                                  NEWS  RELEASE

FOR  IMMEDIATE  RELEASE  SEPTEMBER  8,  2003

         ISS RECOMENDS THAT EQUIDYNE SHAREHOLDERS VOTE FOR MFC NOMINEES

NEW YORK CITY (September 8, 2003) - - - MFC Bancorp Ltd. (Nasdaq: MXBIF and Frankfurt Stock Exchange: MFC GR) today announced that Institutional Shareholder Services, Inc. ('ISS') has recommended that shareholders of Equidyne Corporation (AMEX: IJX) vote in favor of MFC's nominees to Equidyne's Board of Directors. Equidyne's shareholder meeting is scheduled for September 9, 2003. MFC has nominated a slate of four nominees for election at the meeting.

ISS, based in Rockville, MD, is the world's-largest provider of proxy voting and corporate governance services. It serves more than 700 institutional and corporate clients throughout North America and Europe. ISS analyzes proxy proposals and issues vote recommendations for more than 10,000 U.S. and 10,000 non-U.S. shareholder meetings each year.

Equidyne shareholders wishing to vote for MFC's nominees should instruct their broker to vote their shares in favor of MFC's nominees. For further information on how to vote at the shareholders meeting, please call Georgeson Shareholder Communications, Inc. toll free at (877) 668-1646. For information about MFC, please contact Rene Randall at (604) 683 8286.

About  MFC  Bancorp  Ltd.

MFC Bancorp Ltd. owns companies that operate in the financial services industry, specializing in merchant banking internationally. To obtain further information on the Company, please visit its web site at www.mfcbancorp.com.

Certain statements included herein are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Management of MFC cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause the actual results of operations or financial condition of MFC to differ include, but are not necessarily limited to, the risks and uncertainties discussed in documents filed by MFC with the Securities and Exchange Commission.

Contact:     Allen  &  Caron  Inc.                Rene  Randall
             Joseph  Allen  (investors)           (604)  683-8286
             (212)  691-8087                      rrandall@bmgmt.com
             joe@allencaron.com
                   or
             Kari  Paskewicz  (media)
             (630)  759-9640
             kari@allencaron.com